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                                                                    Exhibit 99.1


          BRUSH ENGINEERED MATERIALS INC. ANNOUNCES THE APPOINTMENT OF
             WILLIAM B. LAWRENCE TO SERVE ON ITS BOARD OF DIRECTORS


         CLEVELAND, OHIO -- AUGUST 7, 2003 -- BRUSH ENGINEERED MATERIALS INC. (NYSE-BW) TODAY ANNOUNCED THE APPOINTMENT OF WILLIAM B. LAWRENCE, AGE 58, TO SERVE ON ITS BOARD OF DIRECTORS.

         PRIOR TO THE SALE OF TRW INC. TO NORTHROP GRUMMAN CORP. IN DECEMBER 2002, MR. LAWRENCE SERVED AS TRW'S EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL & SECRETARY. IN THAT CAPACITY HE WAS RESPONSIBLE FOR TRW'S WORLDWIDE LEGAL ACTIVITIES, GOVERNMENT AFFAIRS AND CORPORATE DEVELOPMENT, INCLUDING MERGERS, ACQUISITIONS, JOINT VENTURES, DISPOSITIONS AND INTERNATIONAL ACTIVITIES. MR. LAWRENCE FIRST JOINED TRW IN 1976 AS COUNSEL SPECIALIZING IN SECURITIES AND FINANCE. HE BECAME SENIOR COUNSEL IN 1978 AND IN 1980 WAS NAMED VICE PRESIDENT, LAW, FOR TRW'S INDUSTRIAL AND ENERGY SECTION. MR. LAWRENCE WAS NAMED VICE PRESIDENT AND ASSISTANT GENERAL COUNSEL OF TRW IN 1985. FROM 1986 TO 1987, HE ALSO SERVED AS VICE PRESIDENT, LAW, FOR TRW'S SPACE AND DEFENSE BUSINESSES. IN 1989, MR. LAWRENCE WAS APPOINTED EXECUTIVE VICE PRESIDENT OF PLANNING, DEVELOPMENT AND GOVERNMENT AFFAIRS. HE WAS NAMED EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, HIS FINAL POSITION WITH TRW, IN 1997. MR. LAWRENCE HAS ALSO SERVED ON THE BOARD OF DIRECTORS FOR FERRO CORPORATION SINCE 1999.

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         COMMENTING ON THE APPOINTMENT OF MR. LAWRENCE TO THE BOARD OF
DIRECTORS, GORDON D. HARNETT, CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, STATED "WE ARE DELIGHTED WITH THE ADDITION OF BILL TO OUR BOARD OF DIRECTORS. HIS KNOWLEDGE AND EXPERIENCE IN LEGAL, BUSINESS AND GOVERNMENT AFFAIRS BROADENS OUR BOARD EXPERTISE AND WE LOOK FORWARD TO HIS FUTURE CONTRIBUTIONS."

Brush Engineered Materials Inc. is headquartered in Cleveland, Ohio. The Company, through its wholly owned subsidiaries, supplies worldwide markets with beryllium products, alloy products, electronic products, precious metal products, and engineered material systems.

FOR FURTHER INFORMATION, PLEASE CONTACT:

Investors:
----------

Michael C. Hasychak

216/383-6823

Media:
------

Patrick S. Carpenter

216/383-6835

http://www.beminc.com